                                                                     Exhibit 5.1

                                 August 2, 2000


LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, California  95035

        Re:    REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,528,804 shares of your Common Stock (the "Shares") reserved for issuance under the DataPath Systems, Inc. Amended 1994 Stock Option Plan and Amended and Restated 1997 Stock Option Plan (the "Plans") and of an aggregate of 32,019 Shares for issuance under two certain Individual Stock Option Agreements (the "Agreements"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans and the Agreements. In addition, for purposes of this opinion we have assumed that the consideration received by LSI Logic Corporation (the "Company") in connection with each issuance of the Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plans and the Agreements and pursuant to the agreements which accompany the Plans, the Shares issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Securities Act with respect to the Registration Statement.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation



                                        /s/WILSON SONSINI GOODRICH & ROSATI